UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2011

The Dayton Power and Light Company

 (Exact Name of Registrant as Specified in Its Charter)

Ohio	1-2385	31-0258470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio	45432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On August 24, 2011, The Dayton Power and Light Company (“DP&L”) entered into a credit agreement among DP&L, Fifth Third Bank, as administrative agent, swing line lender and a letter of credit issuer, Bank of America, N.A. (“Bank of America”), U.S. Bank, National Association (“US Bank”) and PNC Bank, National Association (“PNC Bank”), as co-syndication agents, Bank of America, as documentation agent, and other lenders from time to time party to the credit agreement (the “Fifth Third Bank Credit Agreement”).  In addition to Fifth Third Bank, Bank of America, US Bank and PNC Bank, the lenders currently include JPMorgan Chase Bank, N.A. (“JPMorgan Chase Bank”), Wells Fargo Bank, Huntington Bank and UBS Loan Finance, LLC.

The Fifth Third Bank Credit Agreement is a $200 million unsecured revolving credit facility which contains a $50 million sublimit for the issuance of standby letters of credit and a $20 million sublimit for swingline loans.  Subject to customary conditions and the approval of any lender whose commitment would be increased, DP&L has the option to increase the maximum principal amount available under the Fifth Third Bank Credit Agreement by up to an additional $50 million, for a total maximum available amount of $250 million.  None of the lenders under the Fifth Third Bank Credit Agreement has committed at this time or is obligated to provide any such increase in the commitments.  Funds may be prepaid at any time and DP&L has the right to permanently reduce or terminate the lenders’ commitments provided for under the Fifth Third Bank Credit Agreement.

Funds provided under the Fifth Third Bank Credit Agreement may be used for general corporate purposes, including as a commercial paper backstop.  Unless the lenders’ commitments are terminated earlier in accordance with the Fifth Third Bank Credit Agreement, the revolving loans and swing line loans provided for under the Fifth Third Bank Credit Agreement are available until August 24, 2015.  There are no outstanding revolving loans, swing line loans or letters of credit under the Fifth Third Bank Credit Agreement as of the date of this report.

The Fifth Third Bank Credit Agreement includes customary representations, warranties and covenants, and acceleration, indemnity and events of default provisions, including, among other things, a financial covenant that requires DP&L’s total debt to total capitalization ratio not to exceed 0.65 to 1.00.

At DP&L’s option, interest accrues on the loans made under the Fifth Third Bank Credit Agreement at either the Eurodollar Rate (as defined in the Fifth Third Bank Credit Agreement) plus a specified margin, or the Base Rate (which is the highest of (i) the federal funds rate plus 0.50%, (ii) Fifth Third Bank’s prime rate or (iii) the Eurodollar Rate plus 1.00%) plus a specified margin.

The Fifth Third Bank Credit Agreement also requires that DP&L pay unused commitment fees and customary administrative agent, letter of credit and other fees.

Each of the lenders party to the Fifth Third Bank Credit Agreement, other than JPMorgan Chase Bank, is also party to a $425 million term loan and a $125 million revolving credit facility entered into on August 24, 2011 with DP&L’s parent company, DPL Inc.  In addition, Bank of America, JPMorgan Chase Bank, Fifth Third Bank, PNC Bank and US Bank are among the lenders to an existing DP&L $200 million revolving credit facility that is available through April 20, 2013.   JPMorgan Chase also is party to existing reimbursement agreements with DP&L related to letters of credit issued by JPMorgan Chase Bank to secure DP&L’s obligations to repay $100 million in funds that DP&L borrowed from the Ohio Air Quality Development Authority on December 4, 2008, in connection with the authority’s issuance on that date of pollution control bonds due November 1, 2040.  These and other parties to the Fifth Third Bank Credit Agreement and/or their affiliates provide, have provided or may in the future provide other services, such as banking, cash management, custodial, financial advisory and general financing services, to DP&L and/or its affiliates on commercial terms for which they have received, or may in the future receive, customary fees and expenses.

The foregoing description of the Fifth Third Bank Credit Agreement is qualified in its entirety by reference to the Fifth Third Bank Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02                                             Termination of a Material Definitive Agreement.

In connection with entering into the Fifth Third Bank Credit Agreement described in Item 1.01 above, on August 29, 2011, DP&L, without incurring any penalties, voluntarily terminated in whole the commitments available under the credit agreement, dated as of November 21, 2006, among DP&L, the lending institutions named in the credit agreement and KeyBank National Association, as administrative agent and lead arranger (as amended by Amendment No. 1 dated as of April 9, 2009, the “KeyBank Credit Agreement”).  The KeyBank Credit Agreement had been scheduled to mature by its terms on November 21, 2011.

The KeyBank Credit Agreement had provided, on an unsecured basis, for revolving loans and letters of credit for general corporate purposes.  The maximum principal amount of all revolving loans and letters of credit that had been available under the KeyBank Credit Agreement was $220 million at any one time.  In addition, letters of credit had been subject to a sub-limit not to exceed $50 million at any one time.  Subject to customary conditions and the approval of any lender whose commitment would be increased, DP&L also had the option to increase the maximum principal amount available under the KeyBank Credit Agreement by up to an additional $50 million, for a total maximum available amount of $250 million.  There were no outstanding loans or letters of credit under the KeyBank Credit Agreement at the time of its termination.

Fifth Third Bank and JPMorgan Chase Bank, who are parties to the Fifth Third Bank Credit Agreement as described in Item 1.01 above, were also lenders under the KeyBank Credit Agreement.

The foregoing description of the KeyBank Credit Agreement is qualified in its entirety by reference to the KeyBank Credit Agreement, a copy of which has been filed with the Securities and Exchange Commission as Exhibit 10(aa) to DP&L’s Report on Form 10-K for the year ended December 31, 2009 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)                                  Exhibits.

10.1

Credit Agreement, dated as of August 24, 2011, among The Dayton Power and Light Company, Fifth Third Bank, as Administrative Agent, Swing Line Lender and an L/C Issuer, Bank of America, N.A., U.S. Bank, National Association and PNC Bank, National Association, as Co-Syndication Agents, Bank of America, N.A., as Documentation Agent, and the other lenders party to the Credit Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dayton Power and Light Company

Date: August 30, 2011
/s/ Arthur G. Meyer
	Name:	Arthur G. Meyer
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

10.1

Credit agreement, dated as of August 24, 2011, among The Dayton Power and Light Company, Fifth Third Bank, as Administrative Agent, Swing Line Lender and an L/C Issuer, Bank of America, N.A., U.S. Bank, National Association and PNC Bank, National Association, as Co-Syndication Agents, Bank of America, N.A., as Documentation Agent and the other lenders party to the credit agreement

E